LOOK BACK REPORT
TO THE INTERESTS (ACQUIRED IN 2010) OF AMERICAN STANDARD ENERGY CORP.
EFFECTIVE DECEMBER 31, 2008
FOR DISCLOSURE TO THE SECURITIES AND EXCHANGE COMMISSION

WILLIAMSON PROJECT 0.9413

PREPARED FOR
AMERICAN STANDARD ENERGY CORP.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

LOOK BACK REPORT

TO THE INTERESTS (ACQUIRED IN 2010) OF

AMERICAN STANDARD ENERGY CORP.

EFFECTIVE DECEMBER 31, 2008

FOR DISCLOSURE TO THE

SECURITIES AND EXCHANGE COMMISSION

WILLIAMSON PROJECT 0.9413

PREPARED FOR

AMERICAN STANDARD ENERGY CORP.

AUGUST 18, 2010

WILLIAMSON PETROLEUM CONSULTANTS, INC.

JOHN D. SAVAGE, P.E.


STATE OF TEXAS
JOHN D. SAVAGE
78718
REGISTERED
PROFESSIONAL ENGINEER

WILLIAMSON PETROLEUM CONSULTANTS, INC.
TEXAS REGISTERED ENGINEERING FIRM F-81
303 VETERANS AIRPARK LANE, SUITE 1100
MIDLAND, TEXAS 79705
PHONE: 432-685-6100
FAX: 432-685-3909
E-MAIL: WPC@WPC-INC.COM

August 18, 2010

American Standard Energy Corp.
60 E Rio Salado Parkway, Suite 900
Tempe, Arizona 85281

Attention Mr. Scott Mahoney

Gentlemen:

Subject: Look Back Report
to the Interests (Acquired in 2010) of
American Standard Energy Corp.
Effective December 31, 2008
for Disclosure to the
Securities and Exchange Commission
Williamson Project 0.9413

Williamson Petroleum Consultants, Inc. (Williamson) has performed an engineering evaluation to estimate proved reserves and future net revenue from oil and gas properties to the subject interests. This evaluation was authorized by Mr. Scott Mahoney of American Standard Energy Corp. (ASEC). Projections of the reserves and future net revenue to the evaluated interests were based on economic parameters and operating conditions considered applicable as of December 31, 2008 and are pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC). This evaluation, in conjunction with other documents and data, is being used by ASEC for SEC filings. This evaluation was prepared for ASEC to present the December 31, 2008 reserves and economics for properties acquired in 2010 in accordance with the procedures of the SEC. Data after the effective date were utilized by Williamson in evaluating the properties in this report. Description of these data appears in the Data Sources section of the Discussion. Following is a summary of the results of the evaluation effective December 31, 2008:

	PROVED DEVELOPED PRODUCING	PROVED DEVELOPED NONPRODUCING	PROVED UNDEVELOPED	TOTAL PROVED
Net Reserves to the Evaluated Interests:				
Oil/Condensate, MBBL	46.249	0.000	64.630	110.879
Gas, MMCF	194.704	0.000	193.891	388.595
Future Net Revenue, M$:				
Undiscounted	1,096.213	0.000	1,294.174	2,390.387
Discounted Per Annum at 10.00 Percent	817.101	0.000	14.731	831.832

Note: Due to the method of rounding, Total Proved may not equal PDP + PDNP + PU

The attached Definitions, which were effective December 31, 2008, describe all categories of reserves, and the Discussion describes the bases of this evaluation.

It has been a pleasure to serve you by preparing this engineering evaluation. All related data will be retained in our files and are available for your review.

Yours very truly,

WILLIAMSON PETROLEUM CONSULTANTS, INC.

John D. Savage, P.E.
Executive Vice President

JDS/thb

Attachments

STATE OF TEXAS
JOHN D. SAVAGE
78718
REGISTERED
PROFESSIONAL ENGINEER

Williamson Petroleum Consultants, Inc.
F-81